                                                                    EXHIBIT 11.1

                      APACHE CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            1996               1995              1994
                                                        ------------       -------------    ------------
Weighted Average Calculation:
----------------------------
Net income                                             $  121,427         $   20,207          $   45,583
                                                       ==========         ==========          ==========

Weighted average common shares outstanding                 85,777             71,792              69,715
                                                       ==========         ==========          ==========

Net income per common share,
  based on weighted average
  shares outstanding                                   $     1.42         $      .28          $      .65
                                                       ==========         ==========          ==========


Primary Calculation:
-------------------

Net income                                             $  121,427         $   20,207          $   45,583

Assumed conversion of
  3.93 percent debentures                                   2,114              2,162               2,121
                                                       ----------         ----------          ----------

Net income, as adjusted                                $  123,541         $   22,369          $   47,704
                                                       ==========         ==========          ==========

Common stock equivalents:
Weighted average common shares outstanding                 85,777             71,792              69,715

Stock options, using the treasury
   stock method                                               478                106                 115

Common stock equivalents,
  assuming conversion of 3.93 percent
  debentures                                                2,778              2,778               2,778
                                                       ----------         ----------          ----------

                                                           89,033             74,676              72,608
                                                       ==========         ==========          ==========

Net income per common share -- primary                 $     1.39         $      .28          $      .65
                                                       ==========         ==========          ==========

The assumed conversion of other convertible debt would be insignificant or antidilutive for each of the periods presented above.